EXHIBIT 3.02

Amended and Restated By-Laws

of

United States Antimony Corporation

A Montana Corporation

2012

ARTICLE I – OFFICES

The principal office shall be located at P.O. Box 643, 47 Cox Gulch Road, Thompson Falls, Montana, and branch offices may be located at such places as the Board of Directors from time to time may designate.

ARTICLE II – CORPORATE SEAL

The corporate seal of the Company is shown by the impress as follows:

Such seal is adopted and entrusted to the keeping of the Secretary of the Corporation and such Assistant Secretaries as may be designated.

ARTICLE III – MEETING OF STOCKHOLDERS

Section 1.  Location.

All meeting of stockholders shall be held at the principal office of the Company unless otherwise determined to be held at a different location by the Board of Directors.

Section 2.  Quorum.

Stockholders may vote at all meetings, either in person, or by written subscribed proxy. The amount of stock that is present by proxy or in person at a regularly called or scheduled meeting, constituting a majority of all shares issued and outstanding as of the record date and entitled to vote shall constitute a quorum. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is or must be set for that adjourned meeting. If, however, such quorum is not present or represented at any meeting of the stockholders, then such meeting may be adjourned from time to time by either (i) the chairperson of the meeting, or (ii) by the stockholders holding a majority of the votes entitled to be cast at such meeting represented either in person or by proxy. No action which requires a stockholder vote may be taken at a meeting at which a quorum is not present; provided, however, that the Company may conduct such business as does not involve stockholder action or vote at a meeting at which a quorum is not present.

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Section 3.  Annual Meetings.

The Company shall hold an annual meeting on a date and time as determined by the Board of Directors.

Section 4.  Order of Business.

At the annual meeting of stockholders, the order of business shall be as follows:

1.
Calling of Roll – the roll call may be accomplished by having two officers of the corporation register the parties attending the meeting at the registration desk at the place of the meeting, and such registration desk must be opened one-half hour before the time set for the meeting.  The meeting may not be called to order so long as any person is waiting to be registered.

2.	Proof of Notice of Meeting

3.	Reports of Officers

4.	Appointment of Inspectors of Election

5.	Election of Directors

6.	Miscellaneous

Section 5.  Notice.

Not less than ten (10) nor more than sixty (60) days prior to a regular or special stockholders’ meeting, written notice shall be mailed to each stockholder of record entitled to vote thereat at his address, as the same appears on the stock books of the corporation.  No other notice need be given.

Section 6.  List of Stockholders.

A full list of stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each and the number of shares held by each, shall be prepared by the secretary and filed in the principal office of the Company at least five (5) days before every election, and shall at all times during the usual hours for business be open to the examination of any stockholder, or other person entitled to vote at such meeting.

Section 7.  Special Meetings.

Special meeting of the stockholders may be called as follows:

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1.	At the request in writing of a majority of the board of Directors;

2.	By the vote at a regular directors meeting of a majority of the Board of Directors present at said meeting, regardless of whether or not a Quorum was present at said meeting.

3.	At the request in writing of stockholders of record owning a majority in amount of the entire capital stock of the Company issued and outstanding.

A written notice stating the day, and hour and place of meeting, and generally the nature of the business to be transacted, shall be sent by the Secretary or Assistant Secretary, or other person designated by the Board of Directors or stockholders requesting the meeting, to each stockholder of record entitled to vote at such meeting, at least ten days, exclusive of the day of mailing, before the date of every special meeting of stockholders, at such address as appears on the stock books of the Company.

Section 8. Adjournment and Notice of Adjourned Meeting.

Any meeting of stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place. If an annual or special stockholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be given pursuant to these Bylaws, however, notice of the adjourned meeting must be given under this Section to persons who are stockholders as of the new record date. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting.

Section 9. Voting Rights (Cumulative Voting).

Unless the Restated Articles of Incorporation provide otherwise, each outstanding share, regardless of class, is entitled to one (1) vote on each matter voted on at a stockholders’ meeting. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Restated Articles of Incorporation or the Montana Business Corporations Act (MBCA) require a greater number of affirmative votes. Unless otherwise provided in the Restated Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. At each election for directors, each shareholder entitled to vote by multiplying the number of votes he is entitled to cast by the number of directors for whom he is entitled to vote and casting the product for a single candidate or distributing the product among two or more candidates.

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ARTICLE IV.   Board of Directors.

Section 1.  Powers.

The Board of Directors shall have the management of the business of the Company, and shall appoint all officers of the corporation.  The Board of Directors shall manage and control the business, property and affairs of the Corporation, and shall have and may exercise all the powers of the Corporation and do all such lawful acts and things as are not prohibited by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or be done by the stockholders.

Section 2.  Meetings Notice and Procedure.

The Board of Directors, by unanimous resolution, may establish regular meetings, which meetings shall occur not oftener than once each month and at a day, time and hour specified in the resolution.  The regular meeting shall be held without notice, and any business may be transacted at such meeting.  If the date set for a regular meeting falls on a holiday, then the meeting shall be held on the next business day immediately following the holiday.

Section 3.  Quorum for Meetings.

In order to constitute a quorum, a majority of the whole Board of Directors must be present at each meeting.

Section 4.  Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board, President, or by any two Directors on three days’ notice given by the Secretary or Assistant Secretary to each Director, or if said parties refuse to furnish such notice, then on five (5) days; notice given by any of the Directors demanding such meetings.

Section 5.  Meetings by Telephone Conference.

Meetings may be held by conference telephone call or by waiver and agreement and all business transacted by either such method shall be effective as of the date of the conference telephone call or the date specified in the waiver, and the actions taken shall be as binding as though all persons were actually present in person on the date specified.  If Minutes of a directors’ meeting are prepared and subscribed by each Director, then the items and matters contained in such meeting are valid, whether or not a meeting was held at the time therein specified, and the acts referred to in such meeting are effective as of the date specified in the Minutes of such meeting.

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Section 6. Action of Directors by Resolution.

A resolution in writing, signed by all the members of the Board of Directors, or Executive Committee, shall be deemed to be action by such Board, or Executive Committee or special committee, as the case may be, to the effect therein expressed, with the same force and effect as if the same had been duly passed by the same vote at a duly convened meeting, and it shall be the duty of the Secretary of the Company to record such resolution in the minute book of the Company under its proper date.

Section 7.  Order of Business.

The order of business at meetings of the Board of Directors shall be as the Board may determine from time to time, or, subject to such action by the Board, as determined by the Chairman of the meeting.

Section 8.  Compensation.

The Directors may be paid, periodically or annually, compensation for their services, or a fixed amount for attendance at each meeting of the Board of Directors, or both, and may be paid for their expenses, if any, of attendance at Board meetings, as the Board may from time to time determine, but otherwise shall not be entitled to any fees or compensation for their services as Directors.  No such payment shall preclude any Director from serving the Corporation in any other capacity, including committees of the Board of Directors, and receiving compensation therefor.

Section 9.  Interests in Contract.

No contracts or other transaction entered into by the Corporation shall be invalidated or affected by the fact that any Director of the Corporation is a party thereto or is affected by the fact that such contract or transaction is authorized, approved or ratified by the Board of Directors at a meeting at which there is a quorum present without counting such interested Director and at which any such interest of any director is disclosed to the Board prior to its taking such action, and that such action is taken by the affirmative vote of a majority of the Directors present at such meeting without counting the vote or presence of any such interested Director.  No such interested director shall be liable or accountable to the Corporation or to any stockholder or creditor thereof or to any gains or profits realized by such Director, under or by any such contract or transaction so authorized, approved or ratified by the Board. Notwithstanding any provision of this Section, approval of any conflicting interest transaction shall comply with the provisions of MBCA §§ 35-1-461 through 35-1-464.

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Section 10 (a).  Removal of Directors.

The stockholders may remove one (1) or more directors with or without cause unless the Restated Articles of Incorporation [provide that directors may be removed only for cause. If cumulative voting is authorized, a director may not be removed if the votes cast against the director’s removal would be sufficient to elect him if cumulatively voted at an election of the entire board of directors or, if there are classes of directors, at an election of the class of directors of which the director is a part. If cumulative voting is not authorized, a director may be removed as such at any regular meeting of the Board of Directors by a majority vote of the Board of Directors whenever such removal is requested by stockholders representing 51% of the issued and outstanding stock of the corporation.  Such written statement shall be subscribed by the stockholders and signatures of the stockholders shall be duly witnessed.  The director is removed at the date the request for removal is filed with the Secretary and the signatures of the stockholders have been duly verified.

Section 10 (b).  Removal of Directors for Cause.

A director may be removed by a majority vote of the Board of Directors if it is shown that the cause for removal is the proof of criminal or civil judgment where such director is found guilty of the entrusted funds of the Corporation or the breach of a fiduciary duty to the corporation or an infamous crime.

Section 10 (c).  Removal of Directors of Absence.

A Director shall be removed by a majority vote of the Board of directors for being absent from Board of Directors meetings two or more times in a year, unless otherwise excused by the Chairman of the Board, or absent due to unforeseeable circumstances.

Section 10 (d).  Board Vacancy.

The Board, by a majority vote, may appoint board members to a vacancy until the next following shareholders meeting, pursuant to recommendations of candidates of the nominating committee.

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Section 11(a).  Indemnification of Directors and Officers.

The Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless any director or officer of the Corporation (the heirs, executors, and administrators thereof) who was or is made, or threatened to made, a party to any alleged or actual action, suit,  proceeding , claim or demand (whether civil, criminal, administrative or investigative), whether involving any actual or alleged breach of duty, neglect or error, omission,  any accountability,  or any actual or alleged misstatement , misleading statement, or any other act , whether express or implied, or omission as a director or officer of the Corporation  and whether brought or threatened to be brought in any court or administrative body or agency, foreign or domestic governmental agency or entity, or hearing of any kind including without limitation (i) an action by or in the right of the Corporation to procure a judgment  or order in its favor and (ii) an action by  or in the right of any other corporation or any type or kind, foreign or domestic, subsidiary, affiliate, or any partnership, joint venture,  trust employee benefit plan,  pension plan,  investment fund, committee or board or enterprise which any director or officer of the Corporation is serving or served in any capacity at the request  of the Corporation by reason of the fact that he, the director or officer, his testator or intestate is or was a director or officer of the Corporation, or the director or officer of the Corporation , or is serving  or served such other corporation, partnership, joint venture, trust, employee benefit plan,  pension plan, investment fund, committee or board or other enterprise in any capacity, against all judgments orders , fines, penalties, all expenses, costs  amounts without limitation    to be paid or paid pursuant to order, judgments  and amounts paid in settlement, and costs, charges, and expenses including attorney  fees, incurred therein  or in any appeal.

Section 11(b).  Advance or Reimbursements of Expenses and Costs.

The Corporation shall timely  reimburse or advance to any  person referred to in Section 11(a) the  funds necessary for the payment of expenses , including  attorney fees, incurred in the connection with any action, suit, proceeding , action, claim, or demand referred to Section 11(a), upon receipt of a written undertaking by or on behalf of such to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i), his acts were committed in bad faith or were the result of active and deliberate dishonesty, and in either case, were material to the cause of action so adjudicated, (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (iii) or his conduct was a breach of loyalty to the Corporation that the law of Montana would require repayment of such amount(s).

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Section 11(c).  Service in Other Entities.

Any director or officer of the Corporation serving in another corporation, subsidiary, or affiliate which the Corporation has requested the director or officer to serve in any capacity or the Corporation has a majority of shares to vote in the election of directors and officers shall be deemed to be so at the benefit and request of the Corporation.

Section 11(d).  Interpretation.

Any person entitled to be indemnified pursuant to Section 12 or the reimbursement or advancement of expenses as a matter of right pursuant to Section 12 may elect to the indemnification or advancement or reimbursement of expenses interpreted  on the basis of applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit, action, or proceeding in Section 12, to extent permitted by law or on the basis of the applicable law in effect at the time indemnification is sought.

Section 11(e).  Indemnification Right.

The right to be indemnified or to the right of reimbursement or advancement of expenses pursuant to Section 12 is a contract right and is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof and shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior hereto.

ARTICLE V – EXECUTIVE COMMITTEE AND SPECIAL COMMITTEES OF THE BOARD OF DIRECTORS

Section 1.  Executive Committee.

The Board of Directors may create an Executive Committee consisting of not less than three (3) of its directors, and such Executive Committee shall contain as one member the President and/or the Chairman of the Board of Directors.  The Executive Committee shall have and exercise all of the power of the Board of Directors delegated to it by such Board, excepting the power to amend the By-Laws and the power to call special meetings of the stockholders.  The Board may delegate, if it desires, all of its powers without enumeration to such Executive Committee.  There may be only one Executive Committee, and it must be created by a majority of the Board of Directors, and each person named to such Executive Committee must be appointed by a majority of the Board of Directors.  The Executive Committee shall not have the authority to:

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(i)	Declare dividends;

(ii)	Approve, or recommend or submit to shareholders, mergers, consolidations, dissolution or any other transactions requiring shareholder approval;

(iii)	Adopt, amend or repeal the Bylaws;

(iv)	Elect directors to fill vacancies on the Board of Directors or any committee thereof;

(v)	Elect, appoint or discharge committees of the Board;

(vi)	Authorize the issuance of additional shares;

(vii)	Fix compensation of directors for serving on the Board or any committee; or

(viii)	Amend or repeal any resolution of the Board which by its terms may not be amended or repealed.

Section 2.  Special Committees.

(A)The Board of Directors may by resolution create special committees consisting of two (2) or more directors.  In the creation of a special committee, the Board shall state with specificity the powers of the Board of Directors that such special committee shall exercise, and the committee shall act only within such designated area and in the exercise of its powers, it acts on behalf of the Board of Directors, and its actions have the same force and effect as an action of the Board of Directors.

(B) There shall be an Audit Committee of the Board of Directors elected annually at the first meeting of the Board of Directors following the annual meeting of shareholders. The Audit Committee shall consist of not less than three members selected from the members of the Board of Directors, none of whom shall be officers or employees of the Corporation or any of its subsidiaries. The Board of Directors shall designate a Chairman of the Audit Committee. The members of the Audit Committee shall hold office until the next annual meeting of the Board of Directors or until their successors are elected. The Audit Committee shall meet with the Corporation's independent auditors and review the financial statements of the Corporation contained

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in the annual report, and the notes thereto, and such auditors' proposed or final certificate relating to such financial statements and notes. Each member of the Audit Committee shall be supplied a copy of the auditors' comments and suggestions made to management and a copy of management's reply thereto. The Audit Committee shall report to the Board of Directors on the matters referred to in the preceding two sentences. The Secretary of the Corporation shall advise the Corporation's auditors of the names of the members of the Audit Committee promptly after their election and the auditors shall have the right to appear before and be heard at any meeting of the Audit Committee and, upon the request of the auditors, the Audit Committee shall convene a meeting to consider any matters which the auditors believe should be brought to the attention of the shareholders and directors of the Corporation. The Secretary shall advise the Corporation's auditors of the foregoing.

(C)There shall be a Corporate Governance and Directors Nominating Committee of the Board of Directors elected annually at the first meeting of the Board of Directors following the annual meeting of shareholders to hold office until the next annual meeting of shareholders. The Corporate Governance and Directors Nominating Committee shall consist of not less than three nor more than five members, the majority of whom shall not be officers or employees of the Corporation or any of its subsidiaries. The Board of Directors shall designate a Chairman from among the members of the Corporate Governance and Directors Nominating Committee.  The Corporate Governance and Directors Nominating Committee shall develop general criteria for selection of directors and officers of the Corporation. It shall aid the Board in identifying and attracting qualified candidates to stand for election to such positions. The Committee shall recommend to the Board a slate of nominees to be proposed for election as directors by the shareholders at the next annual meeting of shareholders.
The Corporate Governance and Directors Nominating Committee shall also develop and recommend to the Board corporate governance issues and practices and monitor corporate compliance with any corporate governance policies and practices.

(D) There shall be a Compensation Committee of the Board of Directors elected annually at the first meeting of the Board of Directors following the annual meeting of shareholders to hold office until the next annual meeting of shareholders. The Compensation Committee shall consist of not less than three members, none of whom shall be officers or employees of the Corporation or any of its subsidiaries. The Board of Directors shall designate a Chairman from among the members of the compensation Committee.  The Chief Executive Officer shall submit to the Compensation Committee recommendations with respect to compensation of directors and executive corporate

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officers of the rank of Vice President or higher, such recommendations to include past salary history and such other information deemed pertinent to consideration of executive salaries, in any event, at least once each year and at a time not less than one month prior to the last regularly scheduled quarterly meeting of the Board of Directors held each calendar year. Based on the foregoing, the Compensation Committee shall also make recommendations to the Board of Directors concerning the salaries of executive corporate officers of the rank of Vice President or higher. The Compensation Committee shall have such responsibilities in the administration of the Corporation's stock option plans or such other plans as may be set forth in such plans and as the Board of Directors, pursuant to such plans, may determine.

Section 2.  Committees Secretary.

Each committee may appoint a secretary who may be the Secretary of the corporation or an Assistant Secretary thereof, and minutes of the meetings of such committees, whether executive or special, shall be maintained.  Minutes of any Executive Committee or special committees may be maintained in a separate minute book entitled “Minutes of Committees” or may be filed in the general minute book of the corporation.

Section 3.  Board of Directors Committees.

The members of special committees including without limitation the Executive Committee may be paid compensation for their services and such expenses that may be incurred by them in connection with their committee assignment as the Board of Directors may determine.

ARTICLE VI  - OFFICERS OF THE CORPORATION

Section 1.  Officers.

The Board of Directors shall annually appoint and specify the duties of the officers of this corporation at the first meeting of the Board of Directors held after the annual stockholders’ meeting, or at any other meeting of the Board of Directors held after the annual stockholders’ meeting, or at any other meeting where such appointment or such duties become issuable.   Although the duties of each office are specified hereafter, the Board of Directors may refrain from filling any office other than the offices of President, Secretary, CFO, and Controller.

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Section 2.  Chairman of the Board.

The Chairman of the Board shall preside at all meetings of the stockholders and directors, and in general shall perform such duties as are incident to his office or are prescribed by the Board.  If the Board of Directors does not elect a member its chairman, then the President, if he is a member of the Board of Directors, shall preside, and he shall preside also in the absence of the Chairman of the Board.  If neither the Chairman of the Board, nor a qualified President is present, then the Board of Directors shall choose a temporary chairman.

Section 3.  President.

The President, in addition to directing, with the chairman of the Board, the policy and management of the corporation on behalf of the Board of Directors, shall be the chief administrative officer of the corporation, and, as such, shall manage its operation and have general superintendence and direction of the corporation’s affairs.  He shall serve as an ex officio member and Chairman of the Executive Committee, and, in the absence of the Chairman of the Board, shall preside at meetings of the shareholders and the Board of Directors.  He shall exercise such other powers and authority as are customarily possessed by a presiding officer.  He shall be an ex officio member of all special committees.

Section 4.  Vice Presidents.

There shall be as many Vice Presidents as the Board of Directors may from time to time determine.  The Board of Directors shall specify the Vice President’s area of authority at the time he is appointed.  The board of Directors may denominate one of the Vice Presidents as Executive Vice President in which event such person shall perform the duties of the President in his absence.  Otherwise, Vice Presidents, in the order of their election, shall perform the duties and powers of the President, or Executive Vice President, in his or their absence, or in the event of inability or refusal of same to act.

Section 5.  Secretary.

The Secretary shall attend all meetings of the stockholders, Board of Directors and Executive Committee, and shall record all the proceedings and votes taken at such proceedings, votes taken at such meetings in appropriate books kept by the corporation for that purpose. The Secretary shall give, or cause to be given, all notices required by law or by these By-Laws to be given of all such meetings, and shall see that the list of stockholders required for every meeting of the stockholders is properly prepared and made and kept and maintained for at ten days prior thereto for inspection.

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The Secretary keep or cause to be kept in safe custody the seal of the Corporation, its unissued stock certificates, stock transfer books, stock ledgers, and such other books, records, documents and papers of the Corporation as the Board of Directors may direct: provided, however, the Transfer Agent, if one be appointed, shall have custody of the unissued stock certificates, stock transfer books and stock ledgers.

The Secretary shall have the power to countersign or attest all contracts, agreements, stock certificates, proxies and other instruments and documents signed on behalf of the Chairman of the Board, the President or a Vice President, to affix thereto the seal of the Corporation, and to certify all minutes and extracts from minutes of meetings of the stockholders, Board of Directors, Executive Committee, and all resolutions passed or adopted thereto.

The Secretary shall have such other powers and shall  perform such other duties as may be prescribed by the Board of Directors or Executive Committee,  and subject to the control of  the Board of Directors all such powers and duties as are generally incident to the office  of Secretary.

Section 6.  Treasurer.

The Treasurer shall supervise and conduct the routine business of the corporation and shall have care and custody of its funds, securities and property subject to the supervision of the President.  He shall keep permanent records of the funds and property of the corporation.  He shall have authority to receive all moneys.  He shall pay out and disburse all moneys under the direction and control of the Board of Directors.  He shall deposit each day to the credit of the corporation all moneys not required for the convenience of the corporation’s business, in such bank or banks or other depositories as the Board of Directors may from time to time direct.  He shall perform the duties generally performed by a Treasurer.

Section 7.  Chief Financial Officer.

The Chief Financial Officer shall be responsible for the preparation of the Company’s financial statements, and shall present financial information to senior management and the Board of Directors.  The CFO will also assist in developing the Company’s chart of accounts and shall perform internal audit activities of the Company’s internal accounting controls.  If so directed by senior management and/or the Board of Directors, The CFO will direct the preparation of a budget and cost controls, analyze and interpret financial data, and assist in formulating the Company’s strategic direction and tactical initiatives.  The CFO may work on special projects as directed by management or the Board of Directors.

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Section 8.  Controller.

The Controller, shall maintain, analyze, and summarize the general ledger accounts, and coordinate year end audits.  The Controller will also supervise accounting staff, work on special projects as needed, and develop the chart of accounts.  The Controller may also perform internal audit functions over accounting processes that the Controller does not participate in.

ARTICLE VII – VACANCIES

If the office of any director, or of the President, Vice President, Secretary, or other officer or agent, one or more, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the directors then in office, although less than a quorum, by a majority vote, may choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred.

ARTICLE VIII – EMERGENCY PREPAREDNESS PROVISIONS

Section 1.  Emergency Preparedness Provisions.

In the event of an emergency or a state of disaster of sufficient severity to prevent the conduct and management of affairs in the businesses of the corporation by its directors and officers as contemplated by these By-Laws, then any two (2) or more available members of the then incumbent executive committee shall constitute a quorum of that committee for the full conduct and management of the affairs and business of the corporation.  In the event there are not two (2) members of the executive committee readily available, then any two (2) or more directors of this corporation (this shall include a member of the executive committee, and such committee if one is available) shall constitute themselves as an emergency executive committee, and such committee shall be empowered to exercise all of the powers and management of the affairs of the business of the corporation.  All By-Laws, rules or resolutions which are contrary to the provision of this section or the implementation of the purposes of this section shall be suspended and of no force and effect until it shall have been determined by the executive committee or the emergency executive committee as the case may be that it shall be to the advantage of the corporation to resume the conduct and management of its affairs and business in normal routine, whereupon the special powers shall terminate.

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Section 2.

In the case of emergency or a state of disaster where the President of the corporation cannot be located or is unable to assume and continue normal executive duties, for whatever reason, then the authority and duties of the President shall, without further action, be automatically assumed by the persons holding the following offices in the order designated:

A.	Vice Presidents in order of appointment

B.	Secretary

C.	Chairman or Vice Chairman of the Board of Directors

Any person who, in accordance with this provision, assumes the authorities and duties of the President shall continue to serve until he resigns or until two-thirds of the other officers who are attached to and then acting decide in writing he is unable to perform his duties, or until the elected President of this corporation or a person higher on the above list shall become available to perform the duties of the corporation.

Section 3.

In the event of such an emergency or a disaster as contemplated by this section, any person dealing with the corporation may accept the certification of any (3) directors that a specified individual is acting as President, or that a specified individual is acting as Treasurer in accordance with the provisions of this disaster By-Law.  Anyone accepting such a certification may continue to consider it in force until notified in writing of a change.  Said notice for change shall carry signatures of three (3) officers of the corporation.

ARTICLE IX – TRANSFERS OF STOCK – Lost certificates

Section 1.  Lost Certificates.

Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 2.

The corporation shall be entitled to treat the holder of record of any share or shares stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof.

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Section 3.

In relation to stock certificates of this corporation which are claimed to have been lost, misplaced or to have mysteriously disappeared, the appropriate officers of this corporation are authorized to issue replacement certificates upon completion with the following requirements:

A.
A sworn statement from the owner of record or his duly appointed executor, administrator, guardian, or agent identifying the stock purportedly lost, etc., the circumstances of the loss, etc., and a request for issuance of new certificates to replace the lost certificates and agreeing to indemnify and hold corporation harmless from any loss, direct or indirect that may result from such issuance of replacement certificate, shall be signed and filed with the Secretary of the corporation.

B.
The corporation shall receive a good and sufficient indemnity bond whereby the corporate indemnitor agrees to hold corporation harmless from any loss that may result by reason of the issuance of the replacement certificates in accordance with the request contained in the sworn statement.  The bond shall be in a sum not less than twice the market value or twice the book value of such stock, whichever is greater, as of the date of the requested issuance of replacement certificates.

ARTICLE X – DETERMINATION OF RECORD DAYS FOR SHAREHOLDER MEETINGS & OTHER PURPOSES

The Board of Directors shall not close the stock transfer books of the corporation preceding the date of any meeting of stockholders or the date for payment of dividends or allotment of rights of interest in stock in the corporation.  The Directors may fix an advance date as the record date for determination of stockholders entitled to notice, dividends, participation, etc.  Only stockholders who are stockholders on the day fixed by the Board of Directors as the “record day” shall be entitled to notice of, and to vote at, the meeting referred to in the resolution fixing the “record day”; further, the stockholders as of such date shall be those stockholders entitles to the dividend payment, allocation of rights, etc., as referred to in the resolution fixing the “record day”.

Amended and Restated By-Laws

ARTICLE XI – INSPECTION OF THE BOOKS

Except as otherwise provided by law or these By-Laws, the books and records of the corporation shall be kept confidential and any application by a stockholder to view the same must be made to the Board of Directors and the examination shall be under such limitations and locations as the Board of Directors may deem provident to protect the rights of all stockholders in the corporation.

ARTICLE XII – DIVIDENDS

Dividends, payable from earnings and profits of the corporation, may be declared and paid at such time and in such amounts as the Board of Directors may from time to time determine.

ARTICLE XIII – CHECKS AND ENCUMBRANCES

All checks of the corporation and all documents encumbering corporate properties shall be executed by those officers as may from time to time be designated by the Board of Directors or the Executive Committee.

ARTICLE XIV – NOTICES

Whenever notice is required by statute or by these By-Laws to be given to the stockholders or directors, or to any of them, or to any officer of the corporation, personal notice is not meant unless expressly stated; and is given by depositing same in the post office in a sealed postpaid wrapper, addressed to such stockholder, director, or officer, at his usual residence or place of business, or at his address given upon the stock books of the corporation, or by sending same by telegram so addressed; and such notice shall be deemed to have been given at the time when the same is delivered to the telegraph office or deposited in the post office.  Any stockholder, director or officer of the corporation may waive notice of any annual or special meeting of the stockholders or of the Board of Directors.  Meetings of the stockholders may be held at any time without notice, when all of the members are present.  Directors present at any meeting of the Board shall be deemed to have waived notice of the time, place and objects of such meeting.

Amended and Restated By-Laws

ARTICLE XV – FISCAL YEAR

The fiscal year of the corporation commences with the opening of business on January 1 of each year and terminates at the close of business on December 31 of each year.

ARTICLE XVI – AMENDMENTS

The majority of the Board of Directors may amend these By-Laws from time to time at a meeting called for the purpose of considering amendments to the By-Laws.

/s/ John C. Lawrence
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CHAIRMAN OF THE BOARD

/s/ Alicia Hill
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SECRETARY

Amended and Restated by the Board of Directors December 15, 2012

CORPORATE SEAL

Amended and Restated By-Laws